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PROVIDIAN FINANCIAL CORP.
Select Financial Data

                                                             Three Months
                                                                Ended
                                                               March 31,                   Year Ended December 31
                                                                               ---------------------------------------------
(dollars in thousands)                                           1999          1998      1997      1996      1995      1994
                                                             ------------     -------   -------   -------   -------   -------
a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                             189,192        490,563   311,300   257,251   214,863   175,203
        Fixed charges                                           82,571        254,006   187,843   192,536   160,183   103,926
                                                             ------------     -------   -------   -------   -------   -------
     Earnings, for computation purposes                        271,763        744,569   499,143   449,787   375,046   279,129

     FIXED CHARGES:
        Interest on borrowings                                  16,062         42,931    18,858    49,208    52,732    39,739
        Interest on deposits                                    64,439        204,335   164,252   140,361   105,151    61,920
        Portion of rents representative of the interest          2,070          6,740     4,733     2,967     2,300     2,267
         factor                                              ------------     -------   -------   -------   -------   -------

     Fixed charges, including interest on deposits,
        for computation purposes                                82,571        254,006   187,843   192,536   160,183   103,926
                                                             ============     =======   =======   =======   =======   =======
     Ratio of earnings to fixed charges, including
        interest on deposits                                      3.29           2.93      2.66      2.34      2.34      2.69

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                             189,192        490,563   311,300   257,251   214,863   175,203
        Fixed charges                                           18,132         49,671    23,591    52,175    55,032    42,006
                                                             ------------     -------   -------   -------   -------   -------
     Earnings, for computation purposes                        207,324        540,234   334,891   309,426   269,895   217,209
                                                             ============     =======   =======   =======   =======   =======
     FIXED CHARGES:
        Interest on borrowings                                  16,062         42,931    18,858    49,208    52,732    39,739
        Portion of rents representative of the interest          2,070          6,740     4,733     2,967     2,300     2,267
         factor                                              ------------     -------   -------   -------   -------   -------

     Fixed charges, excluding interest on deposits,
        for computation purposes                                18,132         49,671    23,591    52,175    55,032    42,006
                                                             ============     =======   =======   =======   =======   =======
     Ratio of earnings to fixed charges, excluding
        interest on deposits                                     11.43          10.88     14.20      5.93      4.90      5.17


b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                             189,192        490,563   311,300   257,251   214,863   175,203
        Fixed charges                                           82,571        254,006   187,843   192,536   160,183   103,926
                                                             -------------    -------   -------   -------   -------   -------
     Earnings, for computation purposes                        271,763        744,569   499,143   449,787   375,046   279,129
                                                             =============    =======   =======   =======   =======   =======

     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS
        Interest on borrowings                                  16,062         42,931    18,858    49,208    52,732    39,739
        Interest on deposits                                    64,439        204,335   164,252   140,361   105,151    61,920
        Portion of rents representative of the interest          2,070          6,740     4,733     2,967     2,300     2,267
         factor                                              -------------    -------   -------   -------   -------   -------

     Fixed charges, including interest on deposits,
        for computation purposes                                82,571        254,006   187,843   192,536   160,183   103,926

     Preferred stock dividend requirements                           -              -     1,636     7,397     7,397     7,397
                                                             -------------    -------   -------   -------   -------   -------

     Fixed charges and preferred stock dividend requirements,
        including interest on deposits, for
        computation purposes                                    82,571        254,006   189,479   199,932   167,580   111,322
                                                             =============    =======   =======   =======   =======   =======

     Ratio of earnings to fixed charges and preferred stock
        dividend requirements, including interest on deposits     3.29           2.93      2.63      2.25      2.24      2.51

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                             189,192        490,563   311,300   257,251   214,863   175,203
        Fixed charges                                           18,132         49,671    23,591    52,175    55,032    42,006
                                                             -------------    -------   -------   -------   -------   -------
     Earnings, for computation purposes                        207,324        540,234   334,891   309,426   269,895   217,209
                                                             =============    =======   =======   =======   =======   =======
     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS
        Interest on borrowings                                  16,062         42,931    18,858    49,208    52,732    39,739
        Portion of rents representative of the interest          2,070          6,740     4,733     2,967     2,300     2,267
         factor                                              -------------    -------   -------   -------   -------   -------
     Fixed charges, excluding interest on deposits,
        for computation purposes                                18,132         49,671    23,591    52,175    55,032    42,006

 Preferred stock dividend requirements                               -              -     1,636     7,397     7,397     7,397
                                                             -------------    -------   -------   -------   -------   --------
    Fixed charges and preferred stock dividend requirements,
        excluding interest on deposits, for
        computation purposes                                    18,132         49,671    25,227    59,571    62,429    49,402
                                                             =============    =======   =======   =======   =======   =======
   Ratio of earnings to fixed charges and preferred stock
        dividend requirements, excluding interest on deposits    11.43          10.88     13.28      5.19      4.32      4.40
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